UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 22, 2008
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

Item 1.01. Entry into a Material Definitive Agreement.
     On February 22, 2008, America Service Group Inc. (the “Company”) and its subsidiaries entered into a Second Amended and Restated Revolving Credit and Security Agreement (the “Amended Credit Agreement”) with CapitalSource Finance LLC (the “Lender”). This Amended Credit Agreement amends and restates the Company’s existing revolving credit facility with the Lender. The description of the material terms of the Amended Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Amended Credit Agreement matures on October 31, 2011 and includes a $40.0 million revolving credit facility under which the Company has available standby letters of credit up to $15.0 million. The amount available to the Company for borrowings under the Amended Credit Agreement is reduced by the amount of each outstanding standby letters of credit. The Amended Credit Agreement is secured by substantially all assets of the Company and its operating subsidiaries.
     Under the terms of the Amended Credit Agreement, the Company is required to maintain a minimum outstanding borrowings balance (the “Minimum Borrowing Balance”) of $7.5 million until October 31, 2008. Thereafter, the Amended Credit Agreement does not require a Minimum Borrowing Balance.
     Borrowings under the Amended Credit Agreement are limited to the lesser of (1) 85% of eligible receivables or (2) $40.0 million (the “Borrowing Capacity”). Interest under the Amended Credit Agreement is payable monthly at an annual rate of one-month LIBOR plus 2% subject to a minimum LIBOR rate of 3.14%. The Company is also required to pay a monthly collateral management fee equal to 0.042% on average borrowings outstanding under the Amended Credit Agreement. Under the terms of the Amended Credit Agreement, the Company is required to pay a monthly unused line fee equal to a monthly rate of 0.0375% on the Borrowing Capacity less the actual average borrowings outstanding under the Amended Credit Agreement for the month and the balance of any outstanding letters of credit.
     Beginning with financial results for periods ended December 31, 2007 and thereafter, the Amended Credit Agreement requires the Company to achieve a minimum level of EBITDA of $8.0 million on a rolling twelve-month measurement period and a minimum fixed charge coverage ratio of 1.75 on a trailing twelve-month basis to be measured at the end of each calendar quarter. The Amended Credit Agreement defines EBITDA as net income plus interest expense, income taxes, depreciation expense, amortization expense, any other non-cash non-recurring expense and loss from asset sales outside of the normal course of business, minus gains on asset sales outside the normal course of business or other non-recurring gains. The Amended Credit Agreement defines the fixed charge coverage ratio as EBITDA, as defined above, divided by the sum of principal payments on outstanding debt, cash interest expense on outstanding debt, capital expenditures, cash income taxes paid or accrued, and cash dividends paid or accrued or declared. In addition, the Amended Credit Agreement restricts the Company’s ability to, among other things, create additional indebtedness, create liens on its assets, pay dividends, or transfer its assets.
     The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
10.1	Second Amended and Restated Revolving Credit and Security Agreement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: February 28, 2008	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Second Amended and Restated Revolving Credit and Security Agreement